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                                                                    EXHIBIT 10.7


                    CENTERPOINT ENERGY, INC. RETIREMENT PLAN

               (As Amended and Restated Effective January 1, 1999)


                                Eighth Amendment


                  CenterPoint Energy, Inc., a Texas corporation, having reserved the right under Section 15.1 of the CenterPoint Energy, Inc. Retirement Plan, as amended and restated effective as of January 1, 1999, and as thereafter amended (the "Plan"), under Section 15.1 of the Plan, does hereby amend the Plan, effective as of the dates specific herein, as follows:

                  1. Effective as of January 1, 2003, the first paragraph of
Section 7.6 of the Plan is hereby amended to add the following new sentence to the end thereof:

         "If a Member who is eligible for a Grandfathered Benefit as of the date his Service terminates (other than for cause) recommences his Service no later than six months after such termination date, and did not commence his Pension during such six month period, then, for purposes of this Section 7.6, such Member's Grandfathered Benefit shall be determined based on his Service prior to his termination date and on and after his recommencement date, in accordance with the provisions of this Section 7.6. If a Member recommences his Service more than six months after his termination date (regardless of whether he commenced his Pension) or commenced his Pension during the six month period following the date of his termination of Service, then such Member's Grandfathered Benefit shall be determined based on his Service as of his initial termination date."

                  2. Effective as of March 31, 2004, Article VIII of the Plan is hereby amended to add the following new Section 8.8 thereto:

                  "8.8 2004 Arkla/Entex Involuntary Separation Benefit: A Member who (i) is an Eligible Arkla/Entex Employee (as defined below), (ii) has attained at least age 55 and completed at least 5 years of Service as of his Termination Date (as defined below), and (iii) who qualifies for a benefit under a Company involuntary severance benefits plan (an 'Arkla/Entex Severance Plan'), which provides for this benefit for an Eligible Arkla/Entex Employee who is involuntarily terminated during the Severance Period (as defined below), and who satisfies all requirements for this benefit under the applicable Arkla/Entex Severance Plan, shall be eligible, subject to his timely execution


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         and delivery without subsequent revocation of the waiver and release, and his timely execution and delivery of any election or other documents, required under the applicable Arkla/Entex Severance Program, to receive a Pension commencing on or after his Termination Date equal to the normal or early retirement Pension for which the Member is eligible (or, in the case of an Eligible Arkla/Entex Employee who is on Disability Leave of Absence, would have been eligible had his employment continued through the period of disability and terminated on his involuntary termination date), calculated as set forth in Section
         8.1 or 8.2, but adding three (3) deemed years to the Member's age and three (3) deemed years to the Member's Service as applicable to the specific benefit formulas under the Plan (including for purposes of the Grandfathered Benefit under Section 7.6), except with respect to the Actuarial Equivalent calculations under Article XI.

                  For purposes of this Section 8.8,

                  (a) An 'Eligible Arkla/Entex Employee' means a Member (i) who was an Employee of CenterPoint Energy Arkla, a division of CenterPoint Energy Resources Corp., a wholly owned subsidiary of the Company ('CERC'), and any successor to CenterPoint Energy Arkla, or CenterPoint Energy Entex, a division of CERC, and any successor to CenterPoint Energy Entex (collectively, 'Arkla/Entex'), (ii) whose employment with Arkla/Entex was involuntary terminated during the Severance Period, and
         (iii) who is not subsequently employed by the Employer or any Affiliate prior to his Termination Date.

                  (b) The 'Severance Period' means the period beginning on March 31, 2004 and ending on December 31, 2004.

                  (c) The 'Termination Date' means an Eligible Arkla/Entex Employee's involuntary termination of Service date.

                  (d) To the extent applicable, a Member's Compensation, as provided in Section 1.16, in effect on his Termination Date shall be deemed to continue unchanged during his deemed three (3) years of Service.

                  The foregoing notwithstanding, the enhanced benefits provided under this Section are subject to compliance with the non-discrimination requirements under Section 401(a)(4) of the Code and, to the extent the Committee determines in its sole discretion is necessary to satisfy such requirements, such benefit may be reduced or otherwise adjusted."


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                  IN WITNESS WHEREOF, CenterPoint Energy, Inc. has caused these presents to be executed by its duly authorized officer in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, on this 4th day of March, 2004, but effective as of the dates specified herein.


                                          CENTERPOINT ENERGY, INC.



                                      By: /s/ David McClanahan
                                          --------------------------------------
                                          David McClanahan
                                          President and Chief Executive Officer

ATTEST:



        /s/ Richard Dauphin
----------------------------------
Richard Dauphin
Assistant Secretary


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